Exhibit 23(b)

The Board of Directors

PainCare Holdings, Inc.

We consent to the use of our report, dated March 8, 2004, in the Registration Statement on Form S-3 dated September 22, 2004 and to the reference to our firm under the heading “Experts” therein.

TSCHOPP, WHITCOMB & ORR, P.A.

(formerly known as Parks, Tschopp, Whitcomb & Orr, P.A.)

Maitland, Florida

September 22, 2004

The Board of Directors

PainCare Holdings, Inc.

We consent to the use of our reports as follows:

Denver Pain Management	May 6, 2004
Dynamic Rehabilitation	June 16, 2004
Georgia Surgical Centers	July 30, 2004
Rick Taylor, D.O., P.A.	August 19, 2004
Dr. Benjamin Zolper, M.D., P.A.	August 24, 2004

in the Registration Statement on Form S-3 dated September 22, 2004 as well as in the Registration Statements on Form S-3 (File No.’s 333-112355 and 333-115031 and to the reference to our firm under the heading “Experts” therein.

TSCHOPP, WHITCOMB & ORR, P.A.

(formerly known as Park, Tschopp, Whitcomb & Orr, P.A.)

Maitland, Florida

September 22, 2004